UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2018

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement
On December 14, 2018, Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), Griffin Capital Essential Asset Operating Partnership, L.P. (the “GCEAR Operating Partnership”), Griffin Capital Essential Asset REIT II, Inc. (the “Registrant”), Griffin Capital Essential Asset Operating Partnership II, L.P. (the “GCEAR II Operating Partnership”) and Globe Merger Sub, LLC, a wholly owned subsidiary of the Registrant (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
Subject to the terms and conditions of the Merger Agreement, (i) GCEAR will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of the Registrant (the “Company Merger”) and (ii) the GCEAR II Operating Partnership will merge with and into the GCEAR Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Merger”), with the GCEAR Operating Partnership surviving the Partnership Merger. At such time, (x) in accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of GCEAR shall cease and (y) in accordance with the Delaware Revised Uniform Limited Partnership Act, the separate existence of the GCEAR II Operating Partnership shall cease.

At the effective time of the Company Merger, each issued and outstanding share of GCEAR’s common stock (or fraction thereof), $0.001 par value per share (the “GCEAR Common Stock”), will be converted into the right to receive 1.04807 shares of newly created Class E common stock of the Registrant, $0.001 par value per share (the “Class E Common Stock”), and each issued and outstanding share of GCEAR’s Series A cumulative perpetual convertible preferred stock will be converted into the right to receive one share of newly created Series A cumulative perpetual convertible preferred stock of the Registrant.

At the effective time of the Partnership Merger, each GCEAR Operating Partnership unit (“OP Units”) outstanding immediately prior to the effective time of the Partnership Merger will convert into the right to receive 1.04807 Class E OP Units in the surviving partnership and each GCEAR II Operating Partnership unit outstanding immediately prior to the effective time of the Partnership Merger will convert into the right to receive one OP Unit of like class in the surviving partnership. The special limited partnership interest of the GCEAR II Operating Partnership will be automatically redeemed, canceled and retired as described in the Merger Agreement.

The combined company (the “Combined Company”) following the Merger will temporarily retain the name “Griffin Capital Essential Asset REIT II, Inc.” The Company Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Combined Company will have a total capitalization of approximately $4.75 billion, and will own 103 properties in 25 states, consisting of approximately 27.4 million square feet. On a pro forma basis, the Combined Company portfolio will be 96.5% occupied, on a weighted average basis, with a remaining weighted average lease term of 7.4 years. Approximately 66.9% of the Combined Company portfolio net rent, on a pro forma basis, will come from properties leased to tenants and/or guarantors who have, or whose non-guarantor parent companies have, investment grade or what management believes are generally equivalent ratings. In addition, no tenant will represent more than 4.2% of the net rents of the Combined Company, on a pro forma basis, with the top ten tenants comprising a collective 27.4% of the net rents of the Combined Company.
Agreement and Plan of Merger
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Company Merger, each share of GCEAR Common Stock issued and outstanding immediately prior to the effective time of the Company Merger will be automatically canceled and retired, and converted into the right to receive 1.04807 shares of newly created Class E Common Stock of the Registrant.
Each share of GCEAR Common Stock, if any, then held by GCEAR or any of its wholly owned subsidiaries or held as the Registrant’s treasury stock or by the Registrant or any of its wholly owned subsidiaries will no longer be outstanding and will automatically be retired and will cease to exist, and no consideration will be paid, nor will any other payment or right inure or be made with respect to such shares of GCEAR Common Stock in connection with or as a consequence of the Company Merger.

The Merger Agreement contains customary covenants, including covenants prohibiting the Registrant, its subsidiaries and representatives, and GCEAR and its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. The Merger Agreement also provides that prior to the approval by the companies’ respective stockholders of the Company Merger, the respective board of directors of either the Registrant or GCEAR may in certain circumstances make an Adverse Recommendation Change (as such term is defined in the Merger Agreement), subject to complying with certain conditions set forth in the Merger Agreement.
Immediately following the effective time of the Merger, the board of directors of the Combined Company will be increased to seven members, consisting of the five directors of the Registrant’s board of directors and the two independent directors of the GCEAR board of directors, Gregory M. Cazel and Ranjit M. Kripalani, each of whom will serve until the next annual meeting of the stockholders of the Combined Company (and until their successors are duly elected and qualify).
The Merger Agreement may be terminated under certain circumstances, including, but not limited to, by either the Registrant or GCEAR (in each case, with the prior approval of their respective special committees) if the Company Merger has not been consummated on or before 11:59 p.m. New York time on August 31, 2019, if a final and non-appealable order is entered permanently restraining or otherwise prohibiting the Merger, if the approval of the stockholders of the Registrant or GCEAR (each, a “Stockholder Approval”) has not been obtained or upon a material uncured breach by the other party that would cause the closing conditions in the Merger Agreement not to be satisfied. In addition, GCEAR may terminate the Merger Agreement upon written notice to the Registrant (i) if GCEAR has properly accepted a “Superior Proposal” (as defined in the Merger Agreement) at any time prior to receipt by GCEAR of the Stockholder Approval pursuant to the terms of the Merger Agreement, (ii) upon an Adverse Recommendation Change by the Registrant, (iii) upon the Registrant’s board of directors approving, adopting or publicly endorsing a Competing Proposal (as such term is defined in the Merger Agreement), (iv) upon the failure of the Registrant’s board of directors to recommend against acceptance of any tender offer for shares of the Registrant’s common stock that constitutes a Competing Proposal, (v) upon the failure of the Registrant’s board of directors to include its recommendation in favor of the Company Merger in the Joint Proxy Statement and Prospectus to be distributed to the Registrant’s stockholders or (vi) upon the Registrant’s material violation of certain provisions of the Merger Agreement that has not been or cannot be cured.
The Registrant may terminate the Merger Agreement upon written notice to GCEAR (i) if the Registrant has properly accepted a Superior Proposal at any time prior to receipt by the Registrant of the Stockholder Approval pursuant to the terms of the Merger Agreement, (ii) upon an Adverse Recommendation Change by GCEAR, (iii) upon GCEAR’s board of directors approving, adopting or publicly endorsing a Competing Proposal, (iv) upon the failure of GCEAR’s board of directors to recommend against acceptance of any tender offer for shares of GCEAR Common Stock that constitutes a Competing Proposal, (v) upon the failure of GCEAR’s board of directors to include its recommendation in favor of the Company Merger in the Joint Proxy Statement and Prospectus to be distributed to GCEAR’s stockholders or (vi) upon GCEAR’s material violation of certain provisions of the Merger Agreement that has not been or cannot be cured.
If the Merger Agreement is terminated in connection with GCEAR’s acceptance of a Superior Proposal, approval of a Competing Proposal or making an Adverse Recommendation Change prior to receipt by GCEAR of the Stockholder Approval, then GCEAR must pay to the Registrant a termination fee of $52,200,000. If the Merger Agreement is terminated in connection with the Registrant’s acceptance of a Superior Proposal, approval of a Competing Proposal or making an Adverse Recommendation Change prior to receipt by the Registrant of the Stockholder Approval, then the Registrant must pay to GCEAR a termination fee of $52,200,000.
The Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties contained in the Merger Agreement are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by each of the Registrant and GCEAR. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.

The obligation of each party to consummate the Merger is subject to a number of conditions, including receipt by each party of the Stockholder Approval, receipt of regulatory approvals, delivery of certain documents and consents, the truth and correctness of the representations and warranties of the parties, subject to the materiality standards contained in the Merger Agreement, the effectiveness of the registration statement on Form S-4 to be filed by the Registrant to register the shares of the Class E Common Stock to be issued as consideration in the Company Merger, and the absence of a material adverse effect with respect to either the Registrant or GCEAR.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about the Registrant or GCEAR. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement, and are not intended as statements of fact to be relied upon by the Registrant’s stockholders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or GCEAR. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.
Item 7.01.  Regulation FD Disclosure
Joint Press Release and Investor Presentation
On December 20, 2018, the Registrant and GCEAR issued a joint press release announcing the Company Merger pursuant to the Merger Agreement as described in detail in Item 1.01 above and the Self Administration Transaction as described in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
In addition, on December 20, 2018, the Registrant posted to its website (http://www.griffincapital.com) an investor presentation prepared by the Registrant and GCEAR containing certain information related to the proposed Merger. A copy of the investor presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.
Item 8.01. Other Events
Suspension of Distribution Reinvestment Plan and Share Redemption Program

In connection with the transactions contemplated herein, on December 12, 2018, the board of directors of the Registrant approved the temporary suspension of its distribution reinvestment plan and share redemption program (“SRP”). Redemptions submitted for the fourth quarter of 2018 will be honored in accordance with the terms of the SRP, and the SRP shall be officially suspended as of January 19, 2019. The distribution reinvestment plan shall be officially suspended as of December 30, 2018. All December distributions will be paid in cash only. The distribution reinvestment plan and SRP shall remain suspended until such time, if any, as the board of directors of the Registrant may approve the resumption of the distribution reinvestment plan and SRP.

Declaration of Distributions

On December 12, 2018, the Registrant’s board of directors declared cash distributions in the amount of $0.00150684932 per day, subject to adjustments for class-specific expenses, per outstanding Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share, and Class AAA share, payable to stockholders of record at the close of business on each day during the period from January 1, 2019 through the earlier of (a) March 31, 2019 or (b) the closing of the Merger. Such distributions payable to each stockholder of record will be paid on such date after the end of each month during the period as determined by the Registrant's Chief Executive Officer.

Notice of Annual Meeting

On December 18, 2018, the Registrant’s board of directors set the Registrant’s annual meeting date for March 13, 2019.  The Registrant anticipates mailing the notice for the annual meeting on or around January 31, 2019.

Change in Sponsor of Registrant

Prior to the execution of the Merger Agreement, on December 14, 2018, GCEAR entered into a series of transactions and became self-managed (the “Self Administration Transaction”) and succeeded to the advisory, asset management and property management arrangements formerly in place for the Registrant. Accordingly, the sponsor of the Registrant has changed from Griffin Capital Company, LLC to the GCEAR Operating Partnership until the Company Merger is consummated.

Amendment to Amended and Restated Credit Agreement

On December 5, 2018, the GCEAR II Operating Partnership and KeyBank, National Association, entered into the First Amendment to that certain Amended and Restated Credit Agreement dated as of June 28, 2018 (the “Amendment”). The Amendment provides consent for the Self Administration Transaction and increases the total commitments available under the Amended and Restated Credit Agreement to $2.0 billion from $1.25 billion.

The foregoing summary is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 99.3 hereto and incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THE MERGER
In connection with the Merger, the Registrant will prepare and file with the SEC a registration statement on Form S-4 containing a Joint Proxy Statement and Prospectus jointly prepared by the Registrant and GCEAR, and other related documents. The Joint Proxy Statement and Prospectus will contain important information about the Merger and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY THE REGISTRANT AND GCEAR WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REGISTRANT, GCEAR AND THE MERGER. Investors and stockholders of the Registrant and GCEAR may obtain free copies of the registration statement, the Joint Proxy Statement and Prospectus and other relevant documents filed by the Registrant and GCEAR with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Registrant and GCEAR with the SEC are also available free of charge on the Registrant’s and GCEAR's website at www.griffincapital.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER
The Registrant, GCEAR and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Registrant’s and GCEAR’s stockholders in respect of the Merger. Information regarding the Registrant’s directors and executive officers can be found in the Registrant’s most recent Annual Report on Form 10-K filed on March 9, 2018. Information regarding GCEAR’s directors and executive officers can be found in GCEAR’s most recent Annual Report on Form 10-K filed on March 9, 2018. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement and Prospectus and other relevant documents filed with the SEC in connection with the Merger if and when they become available. These documents are available free of charge on the SEC’s website and from the Registrant or GCEAR, as applicable, using the sources indicated above.
Forward-Looking Statements
This report contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Registrant can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Registrant’s expectations include, but are not limited to, the risk that the Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability of the Registrant or GCEAR to obtain the Stockholder Approval or the failure to satisfy the other conditions to completion of the Merger; risks related to disruption of management’s attention from the ongoing business operations due to the Merger; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of the Registrant or GCEAR; and other factors, including those set forth in the Risk Factors section of the Registrant’s most recent Annual Report on Form 10-K for the year ended December 31, 2017, as updated by the Registrant's subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 filed with the SEC, and other reports filed by the Registrant with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Registrant undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated December 14, 2018, by and among GCEAR, the GCEAR Operating Partnership, the Registrant, the GCEAR II Operating Partnership and Merger Sub*
99.1	Joint Press Release dated December 20, 2018
99.2	Investor Presentation dated December 20, 2018
99.3	First Amendment to Amended and Restated Credit Agreement dated December 5, 2018
________________

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: December 20, 2018	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer